Exhibit 99.1

(4)  The shares of Common Stock issuable upon conversion of the Series A Preferred Stock are held directly by the Reporting Persons as follows: 1,792,400 shares held by Zone Venture Fund II, L.P., 298,731 shares held by Draper Atlantic Venture Fund II, L.P., and 298,731 shares held by the Timothy Draper Living Trust.  In their capacities as officers, managers and trustees of certain of the afore listed reporting entities and trusts, each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper may be deemed to beneficially own the shares.  Each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(5)  The shares of Common Stock issuable upon conversion of the Series B Preferred Stock are held directly by the Reporting Persons as follows: 2,561,506 shares held by Zone Venture Fund II, L.P., 1,116,378 shares held by Draper Atlantic Venture Fund II, L.P., 316,721 shares held by the Timothy Draper Living Trust, and 110,192 shares held by JABE, LLC.  In their capacities as officers, managers and trustees of certain of the afore listed reporting entities and trusts, each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper may be deemed to beneficially own the shares.  Each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.

(6)  The shares of Common Stock issuable upon conversion of the Series C Preferred Stock are held directly by the Reporting Persons as follows: 215,220 shares held by Zone Venture Fund II, L.P., 64,566 shares held by Draper Atlantic Venture Fund, L.P., 129,132 shares held by Draper Atlantic Venture Fund II, L.P., 150,654 shares held by Draper Atlantic Opportunity Fund, L.P., and 53,805 shares held by the Timothy Draper Living Trust.  In their capacities as officers, managers and trustees of certain of the afore listed reporting entities and trusts, each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper may be deemed to beneficially own the shares.  Each of Frank Creer, Timothy Draper, John Backus, Jim Lynch, Thanasis Delistathis and Melissa Draper disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.